Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 (No. 333-246335) of our report dated August 26, 2020, with respect to the combined and consolidated financial statements of Park Place Dealerships – Selected Entities as of and for the year ended December 31, 2019, which report is included in the amendment to the Current Report on Form 8-K of Asbury Automotive Group, Inc. dated September 30, 2020.

/s/ Dixon Hughes Goodman LLP

Fort Worth, Texas

September 30, 2020